UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – January 19, 2011

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(zip code)

(315) 331-7742
(Registrant’s Telephone Number, including area code)

Not Applicable
     (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Stockholders of IEC Electronics Corp. (the “Company”) was held on Wednesday, January 19, 2011 at the office of the Company, 105 Norton Street, Newark, New York 14513.  As of November 26, 2010, the record date for the Annual Meeting, there were 9,192,924 shares of common stock outstanding and entitled to vote.  A quorum of 8,231,089 shares of common stock was present or represented at the Annual Meeting.

The matters submitted to a vote of stockholders at the 2011 Annual Meeting of the Company were as follows:

1.           Stockholders elected each of the Company’s six nominees for director to serve a term of one year to expire at the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld	Non-Votes
W. Barry Gilbert	4,423,914	208,447	3,598,728
Eben S. Moulton	4,408,847	223,514	3,598,728
James C. Rowe	3,961,927	670,434	3,598,728
Carl E. Sassano	4,408,357	224,004	3,598,728
Amy L. Tait	4,429,944	202,417	3,598,728
Jerold L. Zimmerman	4,408,937	223,424	3,598,728

2.           Stockholders ratified the selection of EFP Rotenberg, LLP as the Company’s independent registered public accounting firm, as set forth below:

Votes	Votes Against	Abstentions	Non-Votes
8,025,802	191,438	13,849	0

3.           Stockholders approved the Company’s 2010 Omnibus Incentive Compensation Plan, as set forth below:

Votes	Votes Against	Abstentions	Non-Votes
3,812,973	738,772	80,616	3,598,728

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 24, 2011
IEC Electronics Corp. (Registrant)

By:	/s/ W. Barry Gilbert
Title:	Chairman, Chief Executive Officer